Exhibit 99.1

Christopher & Banks Corporation

Schedule of Unaudited Financial and Operational Data for the

Periods Ended April 30, 2011, July 30, 2011, October 29, 2011 and January 28, 2012

In January 2012, the Company changed its fiscal year end to the close of business on the Saturday closest to the last day of January.  Previously, the Company’s fiscal year ended at the close of business on the Saturday closest to the last day of February.  As a result of the change the Company had an eleven month (48 week) transition period that ended on January 28, 2012 (the “Transition Period”).  In its earnings press releases for the quarters ending April 28, 2012, July 28, 2012, October 27, 2012 and February 2, 2013, the Company plans to provide unaudited financial and operational data for the periods ended April 30, 2011, July 30, 2011, October 29, 2011 and January 28, 2012.

In advance of reporting the comparable financial and operational data in its quarterly earnings press releases for the quarters ending April 28, 2012, July 28, 2012, October 27, 2012 and February 2, 2013, the Company is furnishing a Schedule of Unaudited Financial and Operational Data for the periods ended April 30, 2011, July 30, 2011, October 29, 2011 and January 28, 2012 (collectively, the “Schedule of Unaudited Financial and Operational Data”).  The Schedule of Unaudited Financial and Operational Data presents financial information determined in accordance with U.S. generally accepted accounting principles.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted.  The Schedule of Unaudited Financial and Operational Data should be read in conjunction with the audited financial statements and related notes included in our Transition Report on Form 10-K for the Transition Period ended January 28, 2012.

The Schedule of Unaudited Financial and Operational Data is not intended as a substitute for the quarterly and year-to-date financial statements for the periods ended April 30, 2011, July 30, 2011, October 29, 2011 and January 28, 2012 that are intended to be reported in the Company’s earnings press releases for the periods ending April 28, 2012, July 28, 2012, October 27, 2012 and February 2, 2013.  Although the Company currently expects that the information for the periods ended April 30, 2011, July 30, 2011, October 29, 2011 and January 28, 2012 to be provided in conjunction with the Company’s earnings press releases for the quarters ending April 28, 2012, July 28, 2012, October 27, 2012 and February 2, 2013 will be consistent with the information presented in the Schedule of Unaudited Financial and Operational Data, differences may arise between the Schedule of Unaudited Financial and Operational Data and the information for the periods ended April 30, 2011, July 30, 2011, October 29, 2011 and January 28, 2012 to be provided in conjunction with the Company’s earnings press releases for the quarters ending April 28, 2012, July 28, 2012, October 27, 2012 and February 2, 2013.

Christopher & Banks Corporation

Schedule of Unaudited Financial and Operational Data

For the Periods Ended April 30, 2011, July 30, 2011, October 29, 2011 and January 28, 2012

(in thousands, except per share data)

	Three	Three	Three	Three
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	April 30,	July 30,	October 29,	January 28,
	2011	2011	2011	2012

Quarterly Operating Statement Data:

Net sales	$110,404	$105,578	$114,553	$105,647

Costs and expenses:
Merchandise, buying and occupancy	78,220	71,426	85,473	98,169
Selling, general and administrative	35,094	34,077	37,319	35,335
Depreciation and amortization	5,364	6,352	5,754	4,521
Impairment and restructuring	—	—	—	21,183
Total costs and expenses	118,678	111,855	128,546	159,208

Operating loss	(8,274)	(6,277)	(13,993)	(53,561)

Other income	95	68	111	86

Loss before income taxes	(8,179)	(6,209)	(13,882)	(53,475)

Income tax provision (benefit)	1	(7)	(133)	(251)

Net loss	$(8,180)	$(6,202)	$(13,749)	$(53,224)

Basic loss per share:

Net loss	$(0.23)	$(0.18)	$(0.39)	$(1.50)

Basic shares outstanding	35,467	35,496	35,578	35,581

Diluted loss per share:

Net loss	$(0.23)	$(0.18)	$(0.39)	$(1.50)

Diluted shares outstanding	35,467	35,496	35,578	35,581

Dividends per share	$0.06	$0.06	$0.06	$—

Christopher & Banks Corporation

Schedule of Unaudited Financial and Operational Data

For the Periods Ended April 30, 2011, July 30, 2011, October 29, 2011 and January 28, 2012

(in thousands, except per share data)

	Three	Six	Nine	Twelve
	Months	Months	Months	Months
	Ended	Ended	Ended	Ended
	April 30,	July 30,	October 29,	January 28,
	2011	2011	2011	2012

Year-to-Date Operating Statement Data:

Net sales	$110,404	$215,982	$330,535	$436,182

Costs and expenses:
Merchandise, buying and occupancy	78,220	149,646	235,119	333,288
Selling, general and administrative	35,094	69,171	106,490	141,825
Depreciation and amortization	5,364	11,716	17,470	21,991
Impairment and restructuring	—	—	—	21,183
Total costs and expenses	118,678	230,533	359,079	518,287

Operating loss	(8,274)	(14,551)	(28,544)	(82,105)

Other income	95	163	274	360

Loss before income taxes	(8,179)	(14,388)	(28,270)	(81,745)

Income tax provision (benefit)	1	(6)	(139)	(390)

Net loss	$(8,180)	$(14,382)	$(28,131)	$(81,355)

Basic loss per share:

Net loss	$(0.23)	$(0.41)	$(0.79)	$(2.29)

Basic shares outstanding	35,467	35,491	35,527	35,547

Diluted loss per share:

Net loss	$(0.23)	$(0.41)	$(0.79)	$(2.29)

Diluted shares outstanding	35,467	35,491	35,527	35,547

Dividends per share	$0.06	$0.12	$0.18	$0.18

Christopher & Banks Corporation

Schedule of Unaudited Financial and Operational Data

As of April 30, 2011, July 30, 2011, October 29, 2011 and January 28, 2012

	April 30,	July 30,	October 29,	January 28,
	2011	2011	2011	2012

Balance Sheet Data
(at end of each period in thousands):

Cash, cash equivalents and short-term investments	$67,619	$66,564	$46,415	$48,442
Merchandise inventory	35,890	39,688	65,349	39,455
Long-term investments	25,771	29,299	18,143	13,284
Total assets	224,606	226,719	218,194	166,016
Long-term debt	—	—	—	—
Stockholders’ equity	164,141	157,748	141,747	89,362
Working capital	87,457	78,719	76,111	45,160

Selected Operating Data:

Same-store sales increase (decrease) for the quarter (13 weeks) ended (1)	(2)%	(7)%	8%	(18)%
Stores at end of period	770	772	776	686

(1)          Same store sales data is calculated based on the change in net sales for stores that have been open for more than 13 full months and includes stores, if any, that have been relocated within the same mall.  Stores where square footage has been changed by more than 25 percent are excluded from the same store sales calculation for 13 full months following the change in square footage.  Stores closed during the year are included in the same store sales calculation only for the full months of the year during which the stores were open.  In addition, sales which are initiated in stores, but fulfilled through our e-commerce websites, are included in the calculation of same store sales.